UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2023

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Liberty SiriusXM Common Stock	LSXMA	The Nasdaq Stock Market LLC
Series B Liberty SiriusXM Common Stock	LSXMB	The Nasdaq Stock Market LLC
Series C Liberty SiriusXM Common Stock	LSXMK	The Nasdaq Stock Market LLC
Series A Liberty Formula One Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock	FWONK	The Nasdaq Stock Market LLC
Series A Liberty Live Common Stock	LLYVA	The Nasdaq Stock Market LLC
Series C Liberty Live Common Stock	LLYVK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On December 11, 2023, Liberty Media Corporation, a Delaware corporation (“Liberty Media”), entered into definitive agreements whereby, subject to the terms thereof, Liberty Sirius XM Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Liberty Media (“New Sirius”), would split-off from Liberty Media, and Radio Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of New Sirius (“Merger Sub”), would combine with Sirius XM Holdings Inc., a Delaware corporation (“SiriusXM”), to create a new public company, which will be renamed “SiriusXM Holdings Inc.”. The transactions would be effectuated by means of a redemptive split-off of New Sirius (the “Split-Off), which will own all of the assets and liabilities attributed to the Liberty SiriusXM Group, followed by New Sirius combining with SiriusXM through the merger of Merger Sub with SiriusXM, with SiriusXM becoming a wholly owned subsidiary of New Sirius (the “Merger” and, together with the Split-Off, the “Transactions”).

To effect the Transactions, on December 11, 2023, Liberty Media entered into (i) a Reorganization Agreement (the “Reorganization Agreement”) with SiriusXM and New Sirius, and (ii) an Agreement and Plan of Merger (the “Merger Agreement”) with New Sirius, SiriusXM and Merger Sub.

In connection with the Merger Agreement and the Reorganization Agreement, on December 11, 2023, certain trusts related to Dr. John C. Malone (collectively, the “Malone Stockholders”) entered into a voting agreement (the “Voting Agreement”) with Liberty Media, SiriusXM and New Sirius, pursuant to which, among other things, the Malone Stockholders have agreed, subject to the terms of the Voting Agreement, to vote their respective shares of Liberty Media’s Series A Liberty SiriusXM common stock, par value $0.01 per share (“LSXMA”), and Liberty Media’s Series B Liberty SiriusXM common stock, par value $0.01 per share (“LSXMB”), in favor of the Split-Off.

The terms of the definitive agreements entered into in connection with the Split-Off and the Merger are summarized below.

Reorganization Agreement

The Reorganization Agreement governs, among other things, the terms and conditions of the Split-Off. The Split-Off would be accomplished by a redemption by Liberty Media of each outstanding share of LSXMA, LSXMB and Liberty Media’s Series C Liberty SiriusXM common stock, par value $0.01 per share (“LSXMK” and, together with LSXMA and LSXMB, “Liberty SiriusXM Common Stock”), in exchange for a number of shares of New Sirius common stock, par value $0.001 per share (“New Sirius Common Stock”), equal to the Exchange Ratio (as defined in the Reorganization Agreement and further described below) (such redemption and exchange, the “Redemption”), with cash paid in lieu of any fractional shares of New Sirius Common Stock. At the time of the Split-Off, New Sirius will hold all of the businesses, assets and liabilities attributed to the Liberty SiriusXM Group, including (1) all of Liberty Media’s direct and indirect interest in SiriusXM (which currently represents approximately 84% of the outstanding shares of common stock, par value $0.001 per share, of SiriusXM (“SiriusXM Common Stock”)), (2) corporate cash, (3) Liberty Media’s 3.75% Convertible Senior Notes due 2028, (4) Liberty Media’s 2.75% Exchangeable Senior Debentures due 2049 and (5) a margin loan obligation (the “Margin Loan”) incurred by Liberty Media’s wholly owned special purpose subsidiary, which is secured by shares of SiriusXM Common Stock (collectively, the “New Sirius Assets and Liabilities”).

As a result of the Split-Off, New Sirius would become an independent, publicly traded company with one class of common stock outstanding immediately following the Split-Off.

Equity Awards. In connection with the Split-Off, (i) stock options relating to Liberty SiriusXM Common Stock that are outstanding immediately prior to the Split-Off would accelerate and become fully vested and holders thereof will receive stock options relating to New Sirius Common Stock, with the number of shares underlying such stock options and the exercise prices thereof adjusted based on the Exchange Ratio, and (ii) restricted stock awards and restricted stock units relating to Liberty SiriusXM Common Stock will accelerate and become fully vested prior to the Split-Off and will be treated as outstanding shares of Liberty SiriusXM Common Stock in the Redemption. The New Sirius options will be governed by the terms of the Liberty SiriusXM Transitional Stock Adjustment Plan, which was approved in connection with the Reorganization Agreement. Additionally, the Sirius XM 2024 Long-Term Incentive Plan, which was approved in connection with the Transactions, will permit equity awards with respect to 350 million shares of New Sirius Common Stock to be granted to eligible employees and other service providers of New Sirius following the Merger.

Conditions. The closing of the Split-Off is conditioned on, among other things, the satisfaction (or, if permissible, waiver) of the conditions to the Merger in the Merger Agreement (subject to certain limited exceptions).

Exchange Ratio. Prior to the closing of the Split-Off and pursuant to the Reorganization Agreement, the Exchange Ratio will be calculated based on (i) the number of shares of SiriusXM Common Stock held by Liberty Media immediately prior to the Split-Off reduced by a net liabilities share adjustment, divided by (ii) the number of adjusted fully diluted shares of Liberty SiriusXM Common Stock as of the date that is seven business days prior to the date of closing of the Redemption (the “Measurement Date”):

●	Net liabilities share adjustment will be calculated by dividing (x) the amount of net liabilities attributed to the Liberty SiriusXM Group being assumed by New Sirius (excluding Liberty Media’s 3.75% Convertible Senior Notes due 2028, but including (by way of example) Liberty Media’s 2.75% Exchangeable Senior Debentures, the Margin Loan, Liberty Media’s transaction expenses, certain litigation related liabilities, certain financing costs, and other corporate adjustments), by (y) a negotiated reference price equal to $4.23, which was calculated based on the average of the daily volume-weighted average trading price of shares of SiriusXM Common Stock for the twenty (20) consecutive trading days ending on September 25, 2023, the day before Liberty Media publicly disclosed that it had communicated a proposal to the special committee of the board of directors of SiriusXM outlining the terms of a proposed combination.

●	Number of adjusted fully diluted shares of Liberty SiriusXM Common Stock will be calculated by adding (1) the number of outstanding shares of Liberty SiriusXM Common Stock as of the Measurement Date, (2) the number of shares of LSXMA underlying Liberty Media’s 3.75% Convertible Senior Notes due 2028, and (3) the number of shares of Liberty SiriusXM Common Stock underlying certain then-outstanding equity awards, and subtracting therefrom the quotient obtained by dividing (i) the aggregate exercise price of stock options relating to Liberty SiriusXM Common Stock granted prior to the date of the Reorganization Agreement and outstanding as of the Measurement Date (subject to certain adjustments) by (ii) an average of the daily volume-weighted average trading price of shares of LSXMK for ten (10) consecutive trading days ending on the Measurement Date.

Ancillary Agreements. At or prior to the closing of the Split-Off, Liberty Media and New Sirius will enter into other agreements, including, but not limited to, a tax sharing agreement that will govern Liberty Media’s and New Sirius’s respective rights, responsibilities and obligations with respect to certain taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters (the “Tax Sharing Agreement”), as well as certain other restructuring agreements related to the Split-Off. Further information regarding these agreements will be included in New Sirius’ registration statement on Form S-4.

Cross-Indemnities. From and after the Split-Off, New Sirius has agreed to indemnify Liberty Media, its subsidiaries (excluding New Sirius and its subsidiaries) and their respective representatives from losses sustained in connection with, among others, the New Sirius Assets and Liabilities and the conduct of the businesses of New Sirius. From and after the Split-Off, Liberty Media has agreed to indemnify New Sirius, its subsidiaries and their respective representatives from losses sustained in connection with, among others, the assets, liabilities and businesses being retained by Liberty Media in connection with the Split-Off.

The foregoing description of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by the full text of the Reorganization Agreement, a copy of which is filed herewith as Exhibit 10.1 and the terms of which are incorporated by reference herein.

Agreement and Plan of Merger

Pursuant to the Merger Agreement, the Merger would be consummated substantially concurrently with, but following, the Split-Off. Upon completion of the Split-Off and the Merger, New Sirius would own and hold, directly or indirectly, the New Sirius Assets and Liabilities (other than liabilities satisfied in connection with the Merger), and SiriusXM would become a wholly owned subsidiary of New Sirius.

Effect on SiriusXM Common Stock. In the Merger Agreement, each share of SiriusXM Common Stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares owned by New Sirius and its subsidiaries) would be converted into the right to receive one share of New Sirius Common Stock (the “Merger Consideration”).

Effect on SiriusXM Equity Awards. In connection with the Merger, (i) each stock option relating to SiriusXM Common Stock (a “SiriusXM option”) that is outstanding and unexercised immediately prior to the Effective Time would be converted into a stock option relating to New Sirius Common Stock, and such converted option will have the same terms (including the number of shares subject to and the exercise price and vesting requirements) as those of the corresponding SiriusXM option immediately prior to the Effective Time, and (ii) each restricted stock unit relating to SiriusXM Common Stock (a “SiriusXM RSU”) that is outstanding immediately prior to the Effective Time would be converted into a restricted stock unit relating to New Sirius Common Stock, with such converted restricted stock unit having the same terms (including the number of shares subject to and vesting requirements) as those of the corresponding SiriusXM RSU immediately prior to the Effective Time.

Closing Conditions. The closing of the Merger is subject to certain customary conditions, including: (i) the approval of the Redemption by the holders of at least a majority of the aggregate voting power of the shares of LSXMA and shares of LSXMB, voting together as a separate class, that are present (in person or by proxy) and entitled to vote at a meeting of the holders of LSXMA and LSXMB, or any adjournment or postponement thereof, (ii) the completion of the Split-Off, (iii) any required approvals under applicable U.S. antitrust laws, (iv) any required approvals under applicable U.S. communications laws, (v) the absence of any law or order prohibiting the consummation of the Transactions, (vi) an effective registration statement on Form S-4 with respect to shares of New Sirius Common Stock to be issued in the Transactions and (vii) Nasdaq listing approval of the shares of New Sirius Common Stock to be issued in the Transactions.

Tax Opinions. In addition, the obligation of SiriusXM and Liberty Media to complete the Merger is conditioned on each party’s receipt of a customary tax opinion regarding the intended tax-free status of the Merger. Liberty Media’s obligation to complete the Merger is further conditioned on Liberty Media’s receipt of customary tax opinions regarding the intended tax-free status of the Contribution (as defined in the Reorganization Agreement) and the Redemption and the non-impact of the Contribution, Redemption and Merger on Liberty Media’s prior split-off of its former wholly owned subsidiary, Atlanta Braves Holdings, Inc.

SiriusXM Merger Approval. In connection with the execution of the Merger Agreement, Liberty Radio, LLC, a wholly owned subsidiary of Liberty Media that holds a majority of the outstanding shares of SiriusXM Common Stock, in its capacity as a stockholder of SiriusXM, has delivered to SiriusXM a written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, adopting the Merger Agreement and approving the transactions contemplated by the Merger Agreement, including the Merger. As a result, no meeting of the stockholders of SiriusXM is expected to be held in connection with the Transactions.

Representations, Warranties and Covenants. The Merger Agreement includes certain customary representations, warranties and covenants of Liberty Media, New Sirius, Merger Sub and SiriusXM. In addition, each of Liberty Media and SiriusXM has agreed to customary “no-shop” restrictions prohibiting each party from soliciting alternative proposals from or participating in any discussions or negotiations with, third parties regarding alternative acquisition proposals. The Board of Directors of Liberty Media (the “Liberty Board”) has agreed to recommend that holders of shares of LSXMA and LSXMB vote in favor of the approval of the Redemption, subject to the right to change its recommendation if the Liberty Board determines, in good faith, after consulting with outside legal counsel, that failure to make such change would result in a violation of the Liberty Board’s fiduciary duties under applicable law. In the event that the Liberty Board changes its recommendation, SiriusXM has the right to either (i) require Liberty Media to hold a stockholder vote on the Redemption or (ii) terminate the Merger Agreement, subject to the payment by Liberty Media to SiriusXM of a termination fee equal to $450 million.

Termination. The Merger Agreement, in addition to certain customary termination provisions and the right of SiriusXM to terminate following a change of recommendation of the Liberty Board as discussed above, provides that Liberty Media or SiriusXM may terminate the Merger Agreement, subject to certain limitations, if (i) the Merger has not been consummated by November 15, 2024 or (ii) the approval of the requisite holders of shares of LSXMA and LSXMB is not obtained at a meeting thereof called for the purpose of approving the Redemption.

Tax Sharing. Pursuant to the Merger Agreement, at the Effective Time, all of Liberty Media’s and SiriusXM’s rights and obligations under the existing tax sharing agreement between Liberty Media and SiriusXM will be terminated, and, from and after the Effective Time, Liberty Media, New Sirius and SiriusXM’s rights and obligations with respect to taxes and tax matters will be governed by the Tax Sharing Agreement.

New Sirius Management. At the Effective Time, the board of directors of New Sirius (the “New Sirius Board”) will consist of a total of nine directors and be classified and divided into three classes, designated Class I, Class II and Class III, with each class initially consisting of three directors. Liberty Media will designate five individuals (the “Liberty Media Designees”), including Gregory B. Maffei and four directors who will be determined at a later date (subject to three of such four director designees satisfying certain independence requirements). SiriusXM will designate four individuals (the “SiriusXM Designees”), including Jennifer Witz and three directors who will be determined at a later date (subject to such three director designees satisfying certain independence requirements). In connection with the foregoing appointments, (i) three of the SiriusXM Designees will be designated as the initial Class I directors for a term expiring at the first annual meeting of stockholders of New Sirius held after the Effective Time, (ii) the remaining SiriusXM Designee and two Liberty Media Designees will be designated as the initial Class II directors for a term expiring at the second annual meeting of stockholders of New Sirius held after the Effective Time, and (iii) Gregory B. Maffei and the two remaining Liberty Media Designees will be designated as the initial Class III directors for a term expiring at the third annual meeting of stockholders of New Sirius held after the Effective Time. Following the third annual meeting held after the Effective Time, the New Sirius Board will cease to be classified, and all directors thereafter elected will serve for a term expiring at the subsequent annual meeting. The officers of SiriusXM at the Effective Time will serve in the same capacity at New Sirius.

Pro Forma Ownership. As a result of the Transactions, based on an estimated number of 3,838.9 million shares of SiriusXM Common Stock outstanding and 326.6 million shares of Liberty SiriusXM Common Stock outstanding, Liberty Media estimates that the former holders of Liberty SiriusXM Common Stock will own approximately 81% of New Sirius, with the former holders of SiriusXM Common Stock, other than Liberty Media and its subsidiaries, owning the remaining approximately 19% of New Sirius.

Approval and Recommendation. The Liberty Board has approved the Merger Agreement, the Reorganization Agreement and the transactions contemplated thereby and recommended that the holders of shares of LSXMA and LSXMB approve the Redemption and the transactions contemplated thereby, subject to certain exceptions set forth in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and the terms of which are incorporated by reference herein.

Voting Agreement

The Voting Agreement provides that, among other things, the Malone Stockholders have agreed to vote their respective shares of LSXMA and LSXMB, representing approximately 48% of the total voting power of the issued and outstanding shares of LSXMA and LSXMB in the aggregate, in favor of the Split-Off and the transactions contemplated thereby, except that they will be obligated to vote shares representing approximately 33.37% in favor of thereof in the event that the Liberty Board changes its recommendation and SiriusXM elects not to terminate the Merger Agreement.

In addition, subject to certain conditions, the Malone Stockholders have agreed to vote their respective shares of LSXMA and LSXMB subject to the Voting Agreement against any SplitCo Takeover Proposal (as defined in the Merger Agreement) and certain other matters. The Voting Agreement will automatically terminate upon, among other events, the termination of the Merger Agreement or the Reorganization Agreement in accordance with their respective terms. Under the Voting Agreement, each of SiriusXM and New Sirius, jointly and severally, has agreed to indemnify each Malone Stockholder for certain losses incurred in connection with or arising out of the Voting Agreement or the performance of such Malone Stockholder’s obligations thereunder, including, subject to certain conditions, reasonable fees and expenses of such Malone Stockholder incurred in the defense of any such claim brought by a third party. In addition, SiriusXM and New Sirius have agreed to pay up to $150,000 in the aggregate of reasonable out-of-pocket costs and expenses incurred by the Malone Stockholders in connection with the preparation, negotiation, execution and delivery of the Voting Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Voting Agreement, a copy of which is filed herewith as Exhibit 10.2 and the terms of which are incorporated by reference herein.

The Reorganization Agreement, the Merger Agreement, the Voting Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Reorganization Agreement, the Merger Agreement, the Voting Agreement, the Split-Off, the Merger and the other transactions contemplated by such agreements. It is not intended to provide any other factual information about Liberty Media, SiriusXM, New Sirius, Merger Sub or their respective subsidiaries or affiliates, or equityholders. The representations, warranties and covenants set forth in the Reorganization Agreement, the Merger Agreement and the Voting Agreement were made only for the purposes of that agreement and as of specific dates, were made solely for the benefit of the parties to the Reorganization Agreement, the Merger Agreement and the Voting Agreement (and the express third party beneficiaries described therein), as applicable, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Reorganization Agreement, Merger Agreement and Voting Agreement instead of establishing these matters as facts, as well as by information contained in each party’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Liberty Media, SiriusXM, New Sirius, Merger Sub, or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Reorganization Agreement, the Merger Agreement and Voting Agreement, which subsequent information may or may not be fully reflected in public disclosures by Liberty Media or SiriusXM. Accordingly, representations and warranties in the Reorganization Agreement, the Merger Agreement and Voting Agreement should not be relied on as characterization of the actual state of facts about Liberty Media, SiriusXM, New Sirius or Merger Sub.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Liberty Media entered into a letter agreement with its Chief Executive Officer (“Mr. Maffei”) pursuant to which, subject to the terms thereof, Mr. Maffei will receive a lump sum cash payment, in consideration for Mr. Maffei’s waiver of any right to resign from his employment with Liberty Media for “good reason” (as such term is defined in his employment agreement by and between Liberty Media and himself) as a result of the Transactions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of December 11, 2023, by and among Liberty Media Corporation, Sirius XM Holdings Inc., Liberty Sirius XM Holdings Inc. and Radio Merger Sub, LLC
10.1†	Reorganization Agreement, dated as of December 11, 2023, by and among Liberty Media Corporation, Sirius XM Holdings Inc. and Liberty Sirius XM Holdings Inc.
10.2	Voting Agreement, dated as of December 11, 2023, by and among Liberty Media Corporation, Sirius XM Holdings Inc., Liberty Sirius XM Holdings Inc. and each of The John C. Malone 1995 Revocable Trust, The Leslie A. Malone 1995 Revocable Trust, The Malone Family Land Preservation Foundation and John C. Malone June 2003 Charitable Remainder Unitrust
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Liberty Media hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission (“SEC”); provided, however, that Liberty Media may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the completion of the proposed transaction, proposed trading of New Sirius Common Stock and other matters related to such proposed transaction. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements, including, but not limited to: historical financial information may not be representative of future results; there may be significant transaction costs and integration costs in connection with the proposed transaction (including significant tax liability); the parties may not realize the potential benefits of the proposed transaction in the near term or at all; an active trading market for New Sirius Common Stock may not develop; the uncertainty of the market value of the New Sirius Common Stock; the satisfaction of all conditions to the proposed transaction; the proposed transaction may not be consummated; Liberty Media and SiriusXM may need to use resources that are needed in other parts of its business to do so; there may be liabilities that are not known, probable or estimable at this time; the proposed transaction may result in the diversion of management’s time and attention to issues relating to the proposed transaction and integration; unfavorable outcome of legal proceedings that may be instituted against Liberty Media and/or SiriusXM following the announcement of the proposed transaction; risks related to disruption of management time from ongoing business operations due to the proposed transaction; risks inherent to the business may result in additional strategic and operational risks, which may impact Liberty Media, New Sirius and/or SiriusXM’s risk profiles, which each company may not be able to mitigate effectively; and other risks and uncertainties detailed in periodic reports that Liberty Media and SiriusXM file with the SEC. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Liberty Media and SiriusXM expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s or SiriusXM’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media and SiriusXM, including their most recent Forms 10-K and 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty Media or SiriusXM subsequently file with the SEC, for additional information about Liberty Media and SiriusXM and about the risks and uncertainties related to Liberty Media’s and SiriusXM’s businesses which may affect the statements made in this Current Report on Form 8-K.

Additional Information

Nothing in this Current Report on Form 8-K shall constitute a solicitation to buy or an offer to sell shares of common stock of Liberty Media, SiriusXM or New Sirius. The proposed offer and issuance of shares of New Sirius Common Stock in the proposed transactions will be made only pursuant to an effective registration statement on Form S-4, including a proxy statement of Liberty Media, prospectus of New Sirius, and information statement of SiriusXM. LIBERTY MEDIA AND SIRIUSXM STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT WHEN IT IS AVAILABLE, TOGETHER WITH ALL RELEVANT SEC FILINGS REGARDING THE PROPOSED TRANSACTION, AND ANY OTHER RELEVANT DOCUMENTS FILED AS EXHIBITS THEREWITH, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. After the registration statement is declared effective, the proxy statement/prospectus/information statement and other relevant materials for the proposed transaction will be mailed to all Liberty Media and SiriusXM stockholders. Copies of these SEC filings will be available, free of charge, at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (877) 772-1518 or Sirius XM Holdings Inc., 1221 Avenue of the Americas, 35th Floor, New York, New York 10021, Attention: Investor Relations, (212) 584-5100.

Participants in a Solicitation

Liberty Media anticipates that the following individuals will be participants (the “Liberty Media Participants”) in the solicitation of proxies from holders of Liberty Media’s LSXMA and LSXMB common stock in connection with the proposed transaction: John C. Malone, Chairman of the Liberty Board, Robert R. Bennett, Derek Chang, Brian M. Deevy, M. Ian G. Gilchrist, Evan D. Malone, Larry E. Romrell, and Andrea L. Wong, all of whom are members of the Liberty Board, Gregory B. Maffei, Liberty Media’s President, Chief Executive Officer and Director, and Brian J. Wendling, Liberty Media’s Chief Accounting Officer and Principal Financial Officer. Information regarding the Liberty Media Participants, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the caption “Security Ownership of Certain Beneficial Owners and Management—Pro Forma Security Ownership of Management of Liberty Media Following the Reclassification” contained in Liberty Media’s registration statement on Form S-4 (the “S-4”), which was filed with the SEC on June 8, 2023 and is available at: https://www.sec.gov/Archives/edgar/data/1560385/000110465923069028/tm2232384-33_s4a.htm. To the extent that certain Liberty Media Participants or their affiliates have acquired or disposed of security holdings since the “as of” date disclosed in the S-4, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedules 13D filed with the SEC, which are available at: https://www.sec.gov/edgar/browse/?CIK=1560385&owner=exclude. Additional information regarding the Liberty Media Participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for Liberty Media’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the contemplated transactions when they become available. These documents can be obtained free of charge from the sources indicated above.

SiriusXM anticipates that the following individuals will be participants (the “SiriusXM Participants”) in the solicitation of proxies from holders of Liberty Media’s LSXMA and LSXMB common stock in connection with the proposed transaction Gregory B. Maffei, Chairman of the SiriusXM Board of Directors, David A. Blau, Eddy W. Hartenstein, Robin P. Hickenlooper, James P. Holden, Evan D. Malone, James E. Meyer, Jonelle Procope, Michael Rapino, Kristina M. Salen, Carl E. Vogel and David Zaslav, all of whom are members of SiriusXM’s Board of Directors, Jennifer Witz, SiriusXM’s Chief Executive Officer and Director and Thomas D. Barry, SiriusXM’s Chief Financial Officer. Information regarding the SiriusXM Participants, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the caption “Stock Ownership” contained in SiriusXM’s definitive proxy statement for its 2023 annual meeting of stockholders (the “2023 Proxy Statement”), which was filed with the SEC on April 21, 2023 and is available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/908937/000093041323001281/c105679_def14a-ixbrl.htm. To the extent that certain SiriusXM Participants or their affiliates have acquired or disposed of security holdings since the “as of” date disclosed in the 2023 Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4, which are available at: https://www.sec.gov/edgar/browse/?CIK=908937&owner=exclude. Additional information regarding certain of the SiriusXM Participants in the proxy solicitation and a description of their interests will be contained in the information statement and other relevant materials to be filed with the SEC in respect of the contemplated transactions when they become available. These documents can be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2023

LIBERTY MEDIA CORPORATION

By:	/s/ Brittany A. Uthoff
Name: Brittany A. Uthoff
Title: Vice President and Assistant Secretary